Moffitt & Company, P.C.
                          5040 E. Shea Blvd., Suite 270
                              Scottsdale, AZ 85254
                             (480) 951-1416 (Phone)
                              (480) 948-3510 (Fax)


Securities and Exchange Commission
450 5th Street NW
Washington, D.C., 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K/A of Fenway International, Inc. dated June 5, 2003 relating to Moffitt & Company, P.C.



                                              /s/  Moffitt & Company, P.C.
                                             ------------------------------
                                                   Moffitt & Company, P.C.
                                              Certified Public Accountants

Scottsdale, Arizona
June 10, 2003